SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant / /
Filed by a Party other than the Registrant /X/

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

/ / Definitive Proxy Statement

/X/ Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CONRAIL INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         NORFOLK SOUTHERN CORPORATION

   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 (1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

    (Set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[On the first page appears a map of the eastern half of the United States, entitled "NS and CR Systems," which shows the reach of Norfolk Southern's and Conrail's track systems.]

[On the second page appears a map of the eastern half of the United States, entitled "CSXT and CR Systems," which shows the reach of CSX's and Conrail's track systems.]

[On the third page appears a map entitled "Pennsylvania" with details of certain locations in Pennsylvania served by tracks and stations of Conrail, CSX, and Norfolk Southern.]




                   PRINCIPLES OF BALANCED RAIL COMPETITION

                         NORFOLK SOUTHERN'S COMMITMENT

                              TO NS/CR CUSTOMERS

1.  COMPETITION REQUIRES RAIL SYSTEMS OF COMPARABLE SIZE AND SCOPE

      Railroads compete with each other, not just trucks
      Balance between railroads must not be eliminated by mergers
      Customers demand full rail route networks
      Mergers should result in balance within regions, not dominance

2.  THE LARGEST MARKETS MUST BE SERVED BY (AT LEAST) TWO LARGE RAILROADS

      Major markets require competitive service
      Rail mergers should not be an excuse to control a market
      Competition at ports is especially important
      Lack of competition has disadvantaged Northeastern markets
      Routes and terminals must be adequate to protect competition

3.  OWNED ROUTES ARE ESSENTIAL TO COMPETITION

      Railroads need to control their major trunk-line routes
      Route ownership enables competition on safety, price and service Competition on major corridors, such as New York/Philadelphia -
            Chicago, should be over owned routes
      Trackage rights do work for short-distance industrial access, and as shortcuts between owned lines

4.  COMPETITION DEPENDS ON EFFECTIVE TERMINAL ACCESS

      The rail network is anchored by terminals and yards
      Terminals are just as important to competition as routes
      Competitors must have the right to buy or build their own terminal facilities

5.  COMPETITION IS NOT FREE

      Competitors must make a commitment to owning lines and terminals NS/CR will not subsidize its competitors
      Competitors must pay a fair portion of the overall purchase price



[On this page and for the three pages following appears a letter to all rail shippers from Norfolk Southern, dated October 29, 1996. An identical version of this letter, except for a change of the date to October 28, was previously filed as exhibit (a)(12) to Norfolk Southern's Schedule 14D-1 amendment number 1.]


[On this page and for the three pages following appears a letter from David
R. Goode to the Board of Directors of Conrail Inc., Attention to David M. LeVan, Chairman, dated October 23, 1996. An identical version of this letter was previously filed as part of exhibit (a)(7) to Norfolk Southern's
Schedule 14D-1.]


[On this page and for the five pages following appears the text of a speech made to the Salomon Brothers Transportation Conference on November 12, 1996, by David R. Goode. The text of this speech was previously filed as exhibit
(a)(38) to Norfolk Southern's Schedule 14D-1, amendment number 7, and was also filed previously under Rule 14a-6(b) promulgated under the Securities Exchange Act of 1934, as amended, as soliciting materials of Norfolk Southern Corporation in connection with a special meeting of shareholders of Conrail Inc.]